Exhibit 1.1

EXECUTION COPY

5,800,000 Shares

LADDER CAPITAL CORP

Class A Common Stock ($0.001 Par Value)

EQUITY UNDERWRITING AGREEMENT

November 13, 2018

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005-2836

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BTIG, LLC

825 Third Avenue

New York, New York 10022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

As Representatives of the
Several Underwriters

Ladies and Gentlemen:

Ladder Capital Corp, a Delaware corporation (the “Company”), proposes to sell to several underwriters named on Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (in such capacity, the “Representatives”) an aggregate of 5,800,000 shares (the “Firm Shares”) of the Company’s Class A common stock, $0.001 par value (the “Class A Common Stock”). The Company also proposes to sell at the Underwriter’s option an aggregate of up to 870,000 additional shares of the Company’s Class A Common Stock (the “Option Shares”) as set forth below. If the only firms listed in Schedule I hereto are the Representatives, then any references to the terms “Underwriters” and “Representatives” as used herein shall each be construed to refer to such firms. Further, if only one firm is listed in Schedule I hereto, then any references to the terms “Underwriters” and “Representatives” as used herein shall each be construed to mean “Underwriter” and “Representative,” respectively.

Pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement, as amended, of Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Operating Partnership”), dated as of December 31, 2014 (as amended, the “OP Agreement”), upon receipt of the net proceeds of the sale of the Shares on the Closing Date (as defined below), the Company will contribute such net proceeds to Series REIT (as defined in the OP Agreement) in exchange for a number of newly-issued Series REIT LP Units (as defined in the OP Agreement) that is equivalent to the number of Shares sold to the Underwriters on such date (the “Company Series REIT LP Units”) in accordance with the terms and provisions of the OP Agreement.

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares if you elect to exercise the option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares”.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE OPERATING PARTNERSHIP.

The Company and the Operating Partnership, jointly and severally, represent and warrant to the Underwriters as follows:

(a)                                 The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333- 216806) covering the public offering and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which has become effective. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the  Shares,  which  time  shall  be  considered  the  “new  effective  date”  of  such  registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus used in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Shares in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The final prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, is referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system)(“EDGAR”).

The Company meets the requirements for use of Form S-3 under the 1933 Act. The Shares have been and remain eligible for registration by the Company on such shelf registration statement. Each of the Registration Statement and any post-effective amendment thereto has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act Regulations and each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S- T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the Commission under the Exchange Act.

(b)                                 As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (each as defined below), as the case may be, neither (i) the General Use

Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus (as defined below), in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 4:45 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) under the 1933 Act) that is identified on Schedule III hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, including without limitation any “free writing prospectus” (as defined in Rule 405 under the 1933 Act (“Rule 405”)) relating to the Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) under the 1933 Act, whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) under the 1933 Act because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus, dated November 13, 2018.

(c)                           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. Schedule IV hereto sets forth all of the subsidiaries of the Company, each of which has been duly organized and is validly existing as a corporation, limited liability company, limited liability limited partnership or limited partnership, as applicable, in good standing under the laws of the jurisdiction of its incorporation, organization or formation with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be so qualified, in good standing or have such power or authority would not (A) individually or in the aggregate, have a material adverse effect on the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and of its subsidiaries taken as a whole or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as a “Material Adverse Effect”) and, together, they are the only subsidiaries, direct or indirect, of the Company. The Company and its subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not individually or in the aggregate, have a Material Adverse Effect. The outstanding shares of capital stock, membership interests or partnership interests of each of the Company’s direct and indirect subsidiaries have been duly authorized and validly issued, and, to the extent applicable, are fully paid and non-assessable, and, except as otherwise described in the Registration Statement, the General Disclosure Package and the Prospectus, are owned by the Company or another subsidiary of the Company free and clear of all liens, encumbrances and equities and claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock, membership interests or partnership interests in the Company’s subsidiaries are outstanding as of the Closing Date, except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(d)                                 The outstanding shares of Class A Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the shares of Class A Common Stock or the issue and sale thereof. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the filing of the Prospectus nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Class A Common Stock.

(e)                                  The information set forth in the columns entitled “Actual” and “As Adjusted” under the caption “Capitalization” in the Registration Statement, the General Disclosure Package and the Prospectus is true and correct as of the date indicated. All of the equity capital of the Company and the Operating Partnership, including the Shares and the Series Units (as defined in the OP Agreement), conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the  Shares conforms to the requirements prescribed by the Delaware General Corporation Law, the New York Stock Exchange and to any requirements of the Company’s organizational documents. Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f)                                   The outstanding Series Units have been duly authorized and validly issued; the Company Series REIT LP Units to be issued and sold to the Company have been duly authorized and, when issued and paid for as contemplated by the OP Agreement, will be validly issued; and no preemptive or similar rights of unitholders exist with respect to any of the Series Units or the issue and sale thereof.

(g)                                  All of the Company Series REIT LP Units, when duly issued and sold to the Company, will conform in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All Company Series REIT LP Units will be issued and sold in compliance with all applicable federal and state securities laws. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus as of the Closing Date, there will be no outstanding (a) securities or obligations of the Operating Partnership convertible into or exchangeable or redeemable for any partnership interests of the Operating Partnership, (b) warrants, rights or options to subscribe for or purchase from the Operating Partnership any such partnership interests or any such convertible or exchangeable securities or obligations or (c) obligations of the Operating Partnership to issue or sell any partnership interests, respectively, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(h)                                 The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s actual knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations. The Registration Statement and any amendments thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus and any amendments and supplements thereto, at their respective times of issuance, did not contain, and, at the Closing Date, will not contain,  any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(i)                                     No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.

(j)                                    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the 1933 Act and consistent with Section 4(b) hereof. The Company will file with the Commission all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic road show.

(k)                                 At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the Commission pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(l)                                     The financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated, and the statements of income and comprehensive income, changes in capital and cash flows of the Company and its consolidated subsidiaries for the periods specified present fairly in all material respects the results of operations of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis throughout the periods involved and comply with the Commission’s rules and guidelines with respect thereto. The supporting schedules incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus relating to the Company and its consolidated subsidiaries present fairly in all material respects, in accordance with GAAP, the information required to be stated therein. The balance sheet of the Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the date indicated; said balance sheet has been prepared in conformity with GAAP and complies with the Commission’s rules and guidelines with respect thereto. The selected historical consolidated financial information and the summary financial data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited or unaudited, as applicable, financial statements of the Company included therein and comply with the Commission’s rules and guidelines with respect thereto. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the 1933 Act Regulations) comply with Regulation

G of the Exchange Act and Item 10 of Regulation S-K of the 1933 Act to the extent applicable. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(m)                             PricewaterhouseCoopers LLP, who has certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the 1933 Act.

(n)                                 Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply (including Section 402 related to loans) as of the effectiveness of the Registration Statement and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company. As of the date of the initial filing of the registration statement referred to in Section 1(a) hereof, there were no outstanding personal loans made, directly or indirectly, by the Company to any director or executive officer of the Company.

(o)                                 There is no legal, governmental, administrative or  regulatory investigation, action, suit, claim or proceeding pending or, to the actual knowledge of the Company, threatened against the Company or any of its subsidiaries, or to which any property of the Company or its subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise which if determined adversely to the Company or any of its subsidiaries would, individually or in the aggregate, have a Material Adverse Effect. There are no current or pending legal, governmental, administrative or regulatory investigations, actions, suits, claims or proceedings that are required under the 1933 Act to be described in the Registration Statement, the General Disclosure Package or the Prospectus that are not so described in the Registration Statement, the General Disclosure Package or the Prospectus. There are no instruments or contracts that are required to be filed as exhibits to the Registration Statement pursuant to Items 601(b)(4) or 601(b)(10) of Regulation S-K, respectively, that are not so filed.

(p)                                 The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all of the properties and assets that are material to the respective businesses of the Company and its subsidiaries, subject to no lien, mortgage, pledge, charge or encumbrance of any kind other than those reflected in such financial statements or described or disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or which (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) would not, individually or in the aggregate, have a Material Adverse Effect.

(q)                                 The Company and its subsidiaries have filed all U.S. federal, state and other tax returns which have been required to be filed and, have paid all taxes indicated by such returns and all assessments received by them or any of them through the date hereof to the extent that such taxes have become due and are not delinquent or being contested in good faith and for which an adequate reserve or accrual has been established in accordance with GAAP, in each case, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(r)                                    There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Company of Shares under this Agreement.

(s)                                   Since the date of the most recent financial statements incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, (ii) there has not been any transaction entered into that is material to the Company and its subsidiaries taken as a whole, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(t)                                    Neither the Company nor any of its material subsidiaries is or with the giving of notice or lapse of time or both, will be, (i) in violation of its certificate or articles of incorporation, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, or (iii) in violation of any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except in the case of clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(u)                                 The execution and delivery of this Agreement and the consummation of the transactions herein contemplated, including with respect to the issuance of the Shares and the Company Series REIT LP Units, and the fulfillment of the terms hereof do not and will not violate or conflict with or result in a breach of any of the terms or provisions of, or constitute a default (i) under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any subsidiary or any of their respective properties is bound, or (ii) of the certificate of incorporation or formation, articles of incorporation or association, charter, by-laws or other organizational documents, as applicable, of the Company, or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any subsidiary, or any of their properties or assets, except, in the case of clauses (i) and (iii) above, for any such violation, conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(v)                                 The execution and delivery of, and the performance by each of the Company and the Operating Partnership of their respective obligations under, this Agreement has been duly and validly authorized by all necessary corporate or limited partnership action on the part of the Company and the Operating Partnership, respectively, and this Agreement has been duly executed and delivered by the Company and the Operating Partnership.

(w)                               Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated, including with respect to the issuance of the Shares and the Company Series REIT LP Units, has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”), The New York Stock Exchange or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(x)                                 Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and (ii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(y)                                 Except as would not individually or in the aggregate have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the actual knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(z)                                  The information technology systems used by the Company and its subsidiaries are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(aa)                          Neither the Company nor, to the Company’s actual knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares.

(bb)                          Neither the Company nor any of its subsidiaries is or, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(cc)                            The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. To the Company’s knowledge, there are no material weaknesses in the Company’s internal control over financial reporting, and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus. The Company does not have actual knowledge of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(dd)                          The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-14(c) and 15d-14(c) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Company required under the Exchange Act with respect to such reports.

(ee)                            The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived.

(ff)                              The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the applicable rules and regulations thereunder, and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Company’s actual knowledge, threatened.

(gg)                            Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge, any director, officer, employee, controlled affiliate or representative, of the Company or any of its subsidiaries, is currently the subject or the target of any sanctions administered or imposed by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any similar sanctions imposed by any governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”)), nor is owned or controlled by an individual or entity that is currently the subject or target of any Sanctions, nor is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria); nor is designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. Government. Neither the Company nor its subsidiaries have knowingly engaged in during the past three years, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(hh)                          Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, controlled affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries: (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by such Persons of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder. The Company, its subsidiaries and their controlled affiliates have each conducted their businesses in compliance with all applicable anti-bribery and anti-corruption laws and/or regulations and have instituted and maintain policies and procedures reasonably designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws and with the representation and warranty contained herein.

(ii)                                  The Company and each of its subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is prudent and customary for companies engaged in similar businesses; neither the Company nor any of its subsidiaries have been refused any coverage under insurance policies sought or applied for; and the Company and its subsidiaries have no reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their respective businesses at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)                                Each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance in all material respects with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (as defined in Section 4043 of ERISA) has occurred for which the Company or any member of its Controlled Group would have any liability; and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or

Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)                          [RESERVED].

(ll)                                  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Company and its subsidiaries (x) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (y) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (z) have not received written notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants that would, with respect to clause (x), (y) or (z), individually or in the aggregate, have a Material Adverse Effect, and have no actual knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which would not, individually or in the aggregate, have a Material Adverse Effect, (y) the Company and its subsidiaries are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants that would, individually or in the aggregate, have a Material Adverse Effect, and

(mm)                  none of the Company and its subsidiaries anticipates capital expenditures material to the Company and its subsidiaries, taken as a whole, relating to any Environmental Laws.

(nn)                          There are no relationships, direct or indirect, or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus by the rules of the Commission which have not been described in such documents as required.

(oo)                          Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(pp)                          No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the actual knowledge of the Company, is contemplated or threatened, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company is not aware of any impending change to the members of its senior management team, including its chief executive officer, president, chief financial officer, head of merchant banking and capital markets and head of asset management, not otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(qq)                          Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(rr)                                The disclosure contained in the “Business — Regulation — Regulation as an Investment Adviser,” “— Regulation as a Broker-Dealer,” and “— Regulation as a Captive Insurance Company” sections incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly and accurately summarize in all material respects the matters set forth therein.

(ss)                              The Company made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the Code for its taxable year ending December 31, 2015, and such election has at all times remained in effect. Commencing with its taxable year ending December 31, 2015, the Company has been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s method of operation as set forth in the Registration Statement, the General Disclosure Package and the Prospectus will enable it to meet the requirements for qualification and taxation as a REIT under Code.

(tt)                                All information on (or hyperlinked from) the Company’s website at www.laddercapital.com either (i) qualifies for the exemption for regularly released factual business information or forward-looking information in Rule 168 of the 1933 Act or (ii) qualifies for the safe-harbor related to historical information in Rule 433(e)(2) under the 1933 Act, and the Company does not maintain or support any website other than www.laddercapital.com.

(uu)                          The description of the Company’s organization and method of operation and its qualification and taxation as a REIT set forth in the Registration Statement, the General Disclosure Package and the Prospectus is accurate and presents fairly the  matters referred to therein; the Company’s operating policies, investment guidelines and operating policies described in the Registration Statement, the General Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Company with respect  to the operation of its business, and no material deviation from such guidelines or policies is currently contemplated.

2.                                      PURCHASE, SALE AND DELIVERY OF THE SHARES.

(a)                                 On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and the Underwriters agree, severally and not jointly, to purchase, at a price of $17.07 per Share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto.

(b)                                 Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of certificates (or book entry) therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at 9:00 a.m., New York time, on the second business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)                                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.                                      OFFERING BY THE UNDERWRITER.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public as set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

4.                                      COVENANTS OF THE COMPANY.

The Company covenants and agrees with the several Underwriters that:

(a)                                 The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the 1933 Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the 1933 Act, (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the 1933 Act Regulations and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriter.

(b)                                 The Company will (A) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the 1933 Act) required to be filed by the Company with the Commission under Rule 433 under the 1933 Act unless the Representatives approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included on Schedule III hereto, (B) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (C) comply with the requirements of Rules 164 and 433 under the 1933 Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (D) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the 1933 Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the Commission any electronic road show.

(c)                                  The Company will comply with the requirements of Rule 430B, and will advise the Underwriters promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or of the institution of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (F) of the occurrence of any event or development within the Prospectus Delivery Period (as defined below) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the actual knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(d)                                 The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent, or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e)                                  The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request.  The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the 1933 Act) (the “Prospectus Delivery Period”) is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.

(f)                                   The Company will comply with the 1933 Act and the 1933 Act Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the 1933 Act) is required by law to be delivered by an Underwriter or any dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)                                  If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(h)                                 The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act and will advise you in writing when such statement has been so made available.

(i)                                     Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Prospectus.

(j)                                    No offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Class A Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Class A Common Stock (including shares of Class B common stock, par value $0.001, of the Company and Series Units) or derivative of Class A Common Stock (or agreement for such) will be made for a period of 45 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Citigroup Global Markets Inc.; provided that, the foregoing restrictions shall not apply to (i) the Shares to be sold by the Company hereunder, (ii) the shares or other securities issuable pursuant to equity incentive plans, employee benefit plans, qualified stock options plans or other employee compensation plans existing on the date hereof, as described in the Registration

Statement, the General Disclosure Package and the Prospectus, provided that each recipient of such securities is subject to the restrictions in Exhibit A hereto or the terms of such securities or the plans pursuant to which they have been issued do not permit them to be sold by the holder thereof within for a period of 45 days after the date of the Prospectus, (iii) the shares or other securities issuable pursuant to the stock dividend announced by the Company on November 1, 2018, and (iv) the issuance of shares in connection with the acquisition of, or a joint venture with, another company if both (A) each recipient of such securities shall have executed and delivered to the Representatives an agreement substantially in the form of Exhibit A hereto and (B) the aggregate number of shares issued in such transactions, taken together, does not exceed 5% of the aggregate number of shares of Class A Common Stock of the Company outstanding immediately following the offering contemplated hereby.

(k)                                 The Company will use its reasonable best efforts to maintain the listing of the Shares on the New York Stock Exchange and to list any Shares that have not been so listed.

(l)                                     The Company has caused each of the persons listed in Schedule V hereto to execute and deliver to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A, respectively (the “Lock-Up Agreement”).

(m)                             The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the 1940 Act.

(n)                                 The Company shall apply the net proceeds of its sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)                                 The Company will use reasonable efforts to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(p)                                 The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(q)                                 The Company intends to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2018, and the Company intends to continue to qualify for taxation as a REIT under the Code unless the Company’s board of directors determines that it is no longer in the best interests of the Company and its stockholders to be so qualified.

5.                                      COSTS AND EXPENSES.

(a)                                 The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon; (iv) the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (v) the filing fees of the Commission; (vi) all expenses and application fees related to the listing of the Shares on of the New York Stock Exchange; (vii) the cost of printing certificates, if any, representing the Shares; (viii) the costs and charges of any transfer agent, registrar or depositary; and (ix) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Shares made by the Underwriters caused by a breach of the representation in Section 1(b) hereof). The Company shall not, however, be required to pay for any of the Underwriters’ expenses except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Operating Partnership to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of the Underwriters, the Company shall reimburse the several Underwriters for reasonable out-of-pocket and documented expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

6.                                      CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time or the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Operating Partnership contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)                                 The Registration Statement and all post-effective amendments  thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the 1933 Act, as applicable, within the time period prescribed by, and in compliance with, the 1933 Act Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the 1933 Act shall have been taken or, to the actual knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)                                 The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Kirkland & Ellis LLP, counsel for the Company and the Operating Partnership, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriter.

(c)                                  The Representatives shall have received on the Closing Date a tax opinion of Kirkland & Ellis LLP, tax counsel for the Company, in form and substance reasonably satisfactory to the Underwriters.

(d)                                 The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, from Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)                                  The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, of PricewaterhouseCoopers LLP, confirming that such firm is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable 1933 Act Regulations and the PCAOB, and stating that, in their opinion, the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the related 1933 Act Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)                                   The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a certificate of the Chief Financial Officer of the Company, substantially in the form of Annex A hereto.

(g)                                  The Representatives shall have received on the Closing Date a certificate of an executive officer of the Company and an authorized officer of the Operating Partnership to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, he or she represents as follows:

(i)                                     The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the 1933 Act have been taken or are, to his or her actual knowledge, contemplated or threatened by the Commission;

(ii)                                  The representations and warranties of the Company and the Operating Partnership contained in Section 1 hereof are true and correct in all material respects as of the Closing Date or the Option Closing Date, as the case may be, (except for such representations and warranties that are qualified by their terms as to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true in all respects);

(iii)                               All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the 1933 Act have been made as and when required by such rules;

(iv)                              He or she has reviewed the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)                                 He or she has reviewed the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)                              He or she has reviewed the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)                           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole.

(h)                                 The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(i)                                     The Firm Shares and Option Shares, if any, shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

(j)                                    The Lock-Up Agreements described in Section 4(l) hereof are in full force and effect.

(k)                                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares by the Company.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 7 hereof).

7.                                      INDEMNIFICATION.

(a)                                 The Company and the Operating Partnership, jointly and severally, agree:

(i)                                     to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)) and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company or the Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(ii)                                  to reimburse the Underwriters, the Underwriters’ directors, officers, employees, affiliates and agents and each such controlling person upon demand for any legal or other out-of-pocket and documented expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)                                 Each Underwriter severally and not jointly will indemnify and hold harmless the Company, the Operating Partnership, each of their respective directors, each of the Company’s officers who has signed the Registration Statement, and each person, if any, who controls the Company or the Operating Partnership within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Company, the Operating Partnership or any such director, officer, or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, the Operating Partnership or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company or the Operating Partnership by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees or expenses of more than one separate firm for all such indemnified parties (in addition to any local counsel). Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the (i) total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received for the Shares by the Company and (ii) the difference between (x) the aggregate price to the public received by the Underwriters and (y) the aggregate price paid by the Underwriters to the Company for the Shares, bear to the aggregate  offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)                                   Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Underwriters, their directors, officers, employees, affiliates and agents or any person controlling the Underwriters, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to the Underwriters, their directors, officers, employees, affiliates and agents or any person controlling the Underwriters, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.                                      DEFAULT BY UNDERWRITERS.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Operating Partnership), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or the Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.                                      NOTICES.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, emailed, delivered or faxed (as applicable) and confirmed as follows: if to the Underwriters, to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 Attention: General Counsel, facsimile number 1-646-291-1469 and Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Daniel J. Bursky, email: daniel.bursky@friedfrank.com and Joshua Wechsler, email: joshua.wechsler@friedfrank.com, fax: (212) 859-4000, to Ladder Capital Corp, 345 Park Avenue, 8th Floor, Attention: Kelly Porcella, email: kelly.porcella@laddercapital.com, with a copy to Marc Fox, Chief Financial Officer, Ladder Capital Corp., 345 Park Avenue, 8th Floor, and Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Joshua N. Korff, email: jkorff@kirkland.com, fax: (212) 446-4900.

10.                               TERMINATION.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, properties, assets, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, materially impair the investment quality of the Shares; (iii) suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) the declaration of a banking moratorium by the United States or New York State authorities; (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (within the meaning of Section 3(a)(62) under the Exchange Act) or any public announcement by such organization that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading); (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission or any other governmental authority; or (viii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the securities markets in the United States; or (b) as provided in Sections 6 and 8 of this Agreement.

11.                               SUCCESSORS.

This Agreement has been and is made solely for the benefit of the parties hereto and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.                               INFORMATION PROVIDED BY UNDERWRITERS.

The parties acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth in the fourth paragraph and the first two sentences of the tenth paragraph under the caption “Underwriting” in the Prospectus.

13.                               MISCELLANEOUS.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or the Operating Partnership or their respective directors or officers and (c) delivery of and payment for the Shares under this Agreement.

The parties acknowledge and agree that each Underwriter in providing investment banking services to the Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Partnership with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Partnership.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The illegality, invalidity or unenforceability of any provision of this Agreement under the laws of any jurisdiction shall not affect its legality, validity or enforceability under the laws of any other jurisdiction, nor the legality, validity or enforceability of any other provision. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS AGREEMENT), SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

The Underwriters, on the one hand, and the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) or the Operating Partnership, on the other hand, waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as Underwriters or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Operating Partnership and the several Underwriters in accordance with its terms.

[Signature Pages Follow]

Very truly yours,

LADDER CAPITAL CORP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	President

LADDER CAPITAL FINANCE HOLDINGS LLLP

By:	/s/ Pamela McCormack
	Name:	Pamela McCormack
	Title:	Authorized Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Baj Mandhania
Name: Baj Mandhania
Title: Vice President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Ben Darsney
Name: Ben Darsney
Title: Director

By:	/s/ Joseph J. Passaro
Name: Joseph J. Passaro
Title: Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

BTIG, LLC

By:	/s/ Anton LeRoy
Name: Anton LeRoy
Title: Chief Operating Officer

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

GOLDMAN SACHS & CO. LLC

By:	/s/ Elizabeth Wood
Name: Elizabeth Wood
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Shares to be Purchased

Citigroup Global Markets Inc.	966,668
Deutsche Bank Securities Inc.	966,668
Barclays Capital Inc.	966,666
BTIG, LLC	966,666
Goldman Sachs & Co. LLC	966,666
Wells Fargo Securities, LLC	966,666

Total	5,800,000

SCHEDULE II

The public offering price per share for the Shares is, as to each investor, the price paid by such investor.

The number of Shares purchased by the Underwriters is 5,800,000.

SCHEDULE III

None.

SCHEDULE IV

Subsidiaries of

Ladder Capital Corp

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Holding Companies
Ladder Capital Finance Holdings LLLP
Ladder Capital Insurance LLC (parent of Tuebor Captive Insurance Company LLC)	Delaware
Series REIT of Ladder Capital Finance Holdings LLLP	Delaware
Series TRS of Ladder Capital Finance Holdings LLLP	Delaware
Series REIT of Ladder Midco LLC	Delaware
Series TRS of Ladder Midco LLC	Delaware
Ladder Member Corporation	Delaware
Series REIT of Ladder Midco II LLC	Delaware
Series TRS of Ladder Midco II LLC	Delaware
LC TRS I LLC	Delaware
LC TRS III LLC	Delaware
Tuebor TRS IV LLC	Michigan
Ladder Blocker Midco LLC	Delaware

Regulated Subsidiaries
Ladder Capital Asset Management LLC	Delaware
Ladder Capital Securities LLC	Delaware
Tuebor Captive Insurance Company LLC	Michigan

REIT Subsidiaries
Ladder CRE 1 REIT Inc	Delaware
Tuebor REIT Inc	Michigan

Qualified REIT Subsidiaries
GI Ladder Holdco ECI Blocker,Inc	Delaware
GI Ladder Holdco UBTI Blocker, Inc	Delaware
GP09 Ladder Holdings, Inc	Delaware
LCF Ladder Holding Inc	Delaware
Northleaf/Ladder Capital Acquisition Inc.	Delaware
OCP LCF Investment, Inc.	Delaware
Rantawi, Inc.	Delaware
Samuel Nicholson Inc.	Delaware
SCIP Investor LC, LLC	Delaware
SCIP Investor LCII, LLC	Delaware
TCP Ladder Blocker, Inc.	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

TFO Ladder Investment Inc.	Delaware

Lending/Real Estate Debt-Related Subsidiaries
Ladder Capital Finance LLC	Delaware
Series REIT of Ladder Capital Finance I LLC	Delaware
Series TRS of Ladder Capital Finance I LLC	Delaware
Series REIT of Ladder Capital Finance II LLC	Delaware
Series TRS of Ladder Capital Finance II LLC	Delaware
Ladder Capital Finance III Series LLC	Delaware
Ladder Capital Finance VI REIT LLC	Delaware
Ladder Capital Finance VI TRS LLC	Delaware
Ladder Capital Finance VII REIT LLC	Delaware
Ladder Capital Finance VII TRS LLC	Delaware
Ladder Capital Finance VIII MEZZ REIT LLC	Delaware
Ladder Capital Finance VIII MEZZ TRS LLC	Delaware
Ladder Capital Finance VIII REIT LLC	Delaware
Ladder Capital Finance VIII TRS LLC	Delaware
Ladder Capital Finance Portfolio II LLC	Delaware
Ladder Capital Realty II LLC	Delaware
Ladder Corporate Revolver I LLC	Delaware
LMEZZ 250 W90 LLC	Delaware
Tuebor TRS II LLC	Michigan
Tuebor REIT Sub LLC	Michigan

Securities Subsidiaries
Ladder Capital Finance Portfolio LLC	Delaware
Ladder Capital Realty CMBS IV LLC	Delaware
Tuebor Securities LLC	Michigan

Real Estate/Real Estate-Related Subsidiaries
24 Second Avenue Holdings LLC	New York
24 Second Avenue JV Member LLC	Delaware
24 Second Avenue Owner LLC	Delaware
301 Peoria IL LLC	Delaware
4147 GR Owner LLC	Delaware
443 Lafayette Park Owner LLC	Delaware
444 Lafayette Park Owner LLC	Delaware
500 Lafayette Park Owner LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

5010 GR Owner LLC	Delaware
520 Lafayette Park Owner LLC	Delaware
Brookside JV Member LLC	Delaware
Brookside JV Seller Member LLC	Delaware
Grace Lake II, LLC	Delaware
Grace Lake JV, LLC	Delaware
Grace Lake Mezz LLC	Delaware
Grand Rapids JV LLC	Delaware
Grand Rapids JV Member LLC	Delaware
Isla Vista JV LLC	Delaware
Isla Vista JV Member LLC	Delaware
Isla Vista Mezzanine LLC	Delaware
Isla Vista Owner LLC	Delaware
IOP JV LLC	Delaware
IOP JV Member LLC	Delaware
La Cienega JV Member LLC	Delaware
La Cienega JV, LLC	Delaware
LACCBSC LLC	Delaware
LACSVGA LLC	Delaware
Ladder Capital CRE Equity LLC	Delaware
Ladder Grace Lake Member LLC	Delaware
Ladder TRS Equity LLC	Delaware
Lafayette JV LLC	Delaware
Lafayette JV Member LLC	Delaware
Lafayette Parking Owner LLC	Delaware
LAG Memphis LLC	Delaware
LAS Evansville LLC	Delaware
LAS Wichita LLC	Delaware
LBA Tract E Jacksonville FL LLC	Delaware
LBA Tracts C and G Jacksonville FL LLC	Delaware
LBW Bellport LLC	Delaware
LBW Mooresville LLC	Delaware
LBW Portfolio I LLC	Delaware
LBW Rotterdam LLC	Delaware
LBW Saratoga LLC	Delaware
LBW Sennett LLC	Delaware
LBW Vineland LLC	Delaware
LBW Waldorf LLC	Delaware
LBWNDMA LLC	Delaware
LBWPIMA LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

LC Carmel Retail LLC	Delaware
LDG Aroma Park IL LLC	Delaware
LDG Aurora LLC	Delaware
LDG Battle Lake LLC	Delaware
LDG Bloomington IL LLC	Delaware
LDG Borger TX LLC	Delaware
LDG Bridgeport IL LLC	Delaware
LDG Canyon Lake GP LLC	Delaware
LDG Canyon Lake LP	Delaware
LDG Cape Girardeau MO LLC	Delaware
LDG Champaign IL LLC	Delaware
LDG Carmi IL LLC	Delaware
LDG Danville IL LLC	Delaware
LDG De Soto IA LLC	Delaware
LDG Decatur Pershing IL LLC	Delaware
LDG Decatur Sunnyside IL LLC	Delaware
LDG Denver IA LLC	Delaware
LDG Dimmitt TX LLC	Delaware
LDG Dryden MI LLC	Delaware
LDG East Peoria (Meadows) IL LLC	Delaware
LDG Effingham IL LLC	Delaware
LDG Farmington IL LLC	Delaware
LDG Flora Vista NM LLC	Delaware
LDG Floresville TX LLC	Delaware
LDG Foley MN LLC	Delaware
LDG Gladwin MI LLC	Delaware
LDG Hanna City IL LLC	Delaware
LDG Iberia LLC	Delaware
LDG Isle LLC	Delaware
LDG Jackson MO LLC	Delaware
LDG Jefferson City MO LLC	Delaware
LDG Jesup IA LLC	Delaware
LDG Kawkawlin MI LLC	Delaware
LDG Kerrville TX LLC	Delaware
LDG Kirbyville MO LLC	Delaware
LDG Lamar MO LLC	Delaware
LDG Lebanon MO LLC	Delaware
LDG Linn MO LLC	Delaware
LDG Mercedes TX LLC	Delaware
LDG Milford IA LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

LDG Montrose MN LLC	Delaware
LDG Moscow Mills MO LLC	Delaware
LDG Mountain Grove MO LLC	Delaware
LDG Odgen IA LLC	Delaware
LDG Pawnee IL LLC	Delaware
LDG Paynesville LLC	Delaware
LDG Peoria IL LLC	Delaware
LDG Peoria SW Ave IL LLC	Delaware
LDG Philo IL LLC	Delaware
LDG Pine Island LLC	Delaware
LDG Pleasanton TX GP LLC	Delaware
LDG Pleasanton TX LP	Delaware
LDG Port O’Connor TX LLC	Delaware
LDG Rantoul IL LLC	Delaware
LDG Red Oak LLC	Delaware
LDG Rice MN LLC	Delaware
LDG Ridgedale MO LLC	Delaware
LDG Rockford MN LLC	Delaware
LDG San Antonio TX LLC	Delaware
LDG Shelbyville IL LLC	Delaware
LDG Springfield IL LLC	Delaware
LDG St Charles MN LLC	Delaware
LDG St Francis LLC	Delaware
LDG Tremont IL LLC	Delaware
LDG Troy MO LLC	Delaware
LDG Union MO LLC	Delaware
LDG Wabasha MN LLC	Delaware
LDG Warren LLC	Delaware
LDG Wheaton LLC	Delaware
LDG Wheeler GP LLC	Delaware
LDG Wheeler LP	Delaware
LDG Wilmington IL LLC	Delaware
LDG Winterset IA LLC	Delaware
LDG Wonder Lake IL LLC	Delaware
LDG Yorktown LP	Delaware
LDG Zapata LP	Delaware
LDGDSFL LLC	Delaware
LDGOCFL LLC	Delaware
LDGSSFL LLC	Delaware
LFD Albion PA LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

LFD Biscoe NC LLC	Delaware
LFD Malone NY LLC	Delaware
LFD Moultrie GA LLC	Delaware
LFD Mt Vernon AL LLC	Delaware
LFD Radford VA LLC	Delaware
LFD Rockingham NC LLC	Delaware
LFD Rose Hill NC LLC	Delaware
LFD Rural Retreat VA LLC	Delaware
LHB Kings Mountain LLC	Delaware
LHL Jacksonville LLC	Delaware
LHP Conyers LLC	Delaware
LHPS Grove OK LLC	Delaware
LHR Wayne LLC	Delaware
LHV Ankeny LLC	Delaware
LHV Cedar Rapids LLC	Delaware
LHV Fairfield LLC	Delaware
LHV Muscatine LLC	Delaware
LHV Owatonna LLC	Delaware
LHV Sheldon LLC	Delaware
LHV Springfield LLC	Delaware
Lithia Springs, LLC	Delaware
Lithia Springs JV Member LLC	Delaware
Lithia Springs Holdings, LLC	Delaware
Lingerfelt Office Properties II LLC	Delaware
Lingerfelt Office Properties LLC	Delaware
LKLS Minot ND LLC	Delaware
LRF Ewing NJ LLC	Delaware
LRS Bixby OK LLC	Delaware
LRS Jenks OK LLC	Delaware
LSC Ofallon LLC	Delaware
LTU Crum Lynne PA LLC	Delaware
LVT JV LLC	Delaware
LVT JV Member LLC	Delaware
LVT Owner LLC	Delaware
LWAG Abingdon LLC	Delaware
LWAG Aiken LLC	Delaware
LWAG Durant LLC	Delaware
LWAG Fayetteville NC LLC	Delaware
LWAG Gallatin LLC	Delaware
LWAG Greenwood AR LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

LWAG Hilliard LLC	Delaware
LWAG Johnson City LLC	Delaware
LWAG Millbrook LLC	Delaware
LWAG Mount Airy LLC	Delaware
LWAG Niles LLC	Delaware
LWAG Ooltewah LLC	Delaware
LWAG Palmview LLC	Delaware
LWAG Ponce PR LLC	Delaware
LWAG Youngstown LLC	Delaware
LWAGDVGA LLC	Delaware
LWAGEKMD LLC	Delaware
LWAGLBGA LLC	Delaware
LWAGSBSC LLC	Delaware
LWAGLXSC LLC	Delaware
LWAGSBSC LLC	Delaware
LWAGTPMS LLC	Delaware
Nemours JV LLC	Delaware
Nemours JV Member LLC	Delaware
ONP JV LLC	Delaware
ONP JV Member LLC	Delaware
ONP Owner LLC	Delaware
ONP Rooftop JV LLC	Delaware
ONP Rooftop JV Member LLC	Delaware
Pelham JV Member LLC	Delaware
Pinebrook Associates Holdings, LP	Delaware
Pinebrook Associates GP, LLC	Delaware
Pinebrook JV Member LLC	Delaware
Pinebrook Partners Holdings, LP	Delaware
Pinebrook Property GP, LLC	Delaware
Pinebrook Property Holdings LP	Delaware
ROIF Bloom, LLC	South Carolina
SLF - El Monte Coaches LLC	Delaware
SLF - El Monte Development, LLC	Delaware
SLF - El Monte JV Seller LLC	Delaware
SLF - El Monte JV, LLC	Delaware
SLF - El Monte Owner, LLC	Delaware
TS Bennett LLC	Delaware
TS EL Centro LLC	Delaware
TS Woodland LLC	Delaware

Name of Subsidiary	State or Other Jurisdiction of Incorporation or Organization

Securitization-Related Subsidiaries
Ladder Capital Commercial Mortgage Securities LLC (Depositor for Single Asset Securitization)	Delaware
Ladder CRE 1 Parent LLC	Delaware
Ladder CRE FL1 Parent LLC	Delaware
Ladder CRE 2 Parent LLC	Delaware
Ladder CRE CLO Finance LLC	Delaware
LCCM 2017-FL1 CRE Trust	Delaware
LCCM 2017-FL2 CRE Trust	Delaware

Other Subsidiaries
Ladder Capital Finance Corporation (Co-Issuer of Corporate Debt)	Delaware

SCHEDULE V

PERSONS SUBJECT TO THE EXHIBIT A LOCK-UP AGREEMENT

Alan Fishman

Marc Fox

Thomas Harney

Brian Harris

Betsy A. Harris 2012 Family Trust

Michael Mazzei

Christina and Caroline Mazzei Irrevocable Trust 2009

Pamela McCormack

Robert Perelman

Kelly Porcella

Mark Alexander

Richard O’Toole

Douglas Durst

Kevin Moclair

Jeffrey Steiner

EXHIBIT A

FORM OF LOCK-UP AGREEMENT

November 13, 2018

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005-2836

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

BTIG, LLC

825 Third Avenue

New York, New York 10022

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York, 10152

As Representatives of the
Several Underwriters

Re:       Ladder Capital Corp — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”) of the several underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Ladder Capital Corp, a Delaware corporation (the “Company”), and Ladder Capital Finance Holdings LLLP, a Delaware limited liability limited partnership (the “Operating Partnership”), providing for the public offering by the Underwriters, including the Representatives, of Class A common stock, par value $0.001 (the “Class A Common Stock”), of the Company (the “Public Offering”).

To induce you to continue your efforts in connection with the Public Offering, the undersigned agrees that, without the prior written consent of Citigroup Global Markets Inc., the undersigned will not, directly or indirectly, offer, sell, pledge, contract to sell (including any short sale), grant any option to purchase or otherwise dispose of any shares of Class A Common Stock (the “Lock-Up Securities”) (including, without limitation, shares of Class A Common Stock of the Company which may be deemed to be beneficially owned by the undersigned currently or hereafter in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”), shares of Class A Common Stock which may be issued upon exercise of a stock option or warrant and any other security convertible into or exchangeable for shares of Class A Common Stock, including shares of the Company’s Class B common stock, $0.001 par value, and Series Units (as defined in the Underwriting Agreement), or enter into any Hedging Transaction (as defined below) relating to the Lock-Up Securities (each of the foregoing referred to as a “Disposition”) during the Lock-Up Period (as defined in the following paragraph). The foregoing restriction is expressly intended to preclude the undersigned from engaging in any Hedging Transaction or other transaction which is designed to or reasonably expected to lead to or result in a Disposition during the Lock-Up Period even if the securities would be disposed of by someone other than the undersigned. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Securities.

The lock-up period will commence on the date of this Lock-Up Agreement (the “Lock-Up Commencement Date”) and continue until, and include, the date that is 45 days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”).

During the Lock-Up Period, the foregoing restrictions shall not apply to: (a) transfers of shares of Class A Common Stock or any security convertible into or exchangeable for Class A Common Stock (i) as a bona fide gift or charitable contribution, (ii) by will or testacy or (iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; (b) distributions or transfers of shares of Class A Common Stock or any security convertible into or exchangeable for Class A Common Stock to beneficiaries or affiliates of the undersigned, including  (x) limited partners, general partners, members, affiliates or stockholders of the undersigned or (y) any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by the undersigned or enters under common control or management with the undersigned; provided, that in the case of any transfer or distribution pursuant to clause (a) or (b), (i) each donee, distributee or transferee shall sign and deliver to the Representatives a lock-up letter substantially in the form of this letter and (ii) no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) reporting a reduction in beneficial ownership of shares of Class A Common Stock shall be required or shall be voluntarily made during the Lock-Up Period (other than on Form 5); (c) [RESERVED]; (d) the exercise of an option to purchase shares of Class A Common Stock granted under the Company’s 2008 Incentive Equity Plan or 2014 Omnibus Incentive Plan, including on a “net” basis, provided, that in the event of an exercise on a “net” basis, the Company becomes the owner of the shares of Class A Common Stock surrendered in the net exercise; (e) transfers of Series Units and Class B Common Stock to the Company in exchange for Class A Common Stock pursuant to the Third Amended and Restated Limited Liability Limited Partnership Agreement, as amended, of the Operating Partnership; provided, that in the case of any transfer or distribution pursuant to clause (d) or (e), (x) the underlying or received shares of Class A Common Stock shall continue to be subject to the restrictions on transfer set forth in this letter and (y) no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period (other than on Form 5); (f) transfers in connection with a liquidation, merger, stock exchange or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A Common Stock for cash, securities or other property; (g) sales of shares of Class A Common Stock purchased on the open market after the date of the Underwriting Agreement; provided, that this clause (g) shall not apply to (x) directors or officers of the Company required to file reports pursuant to Section 16 of the Exchange Act, and (y) no filing under the Exchange Act shall be required or shall be voluntarily made during the Lock-Up Period with respect to such sale (other than on Form 5); (h) establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) for the transfer of shares of Class A Common Stock, provided such plan does not provide for the transfer of Class A Common Stock during the Lock-Up Period, and no filing or other public announcement of the execution of such plan shall be required or voluntarily made by the undersigned or the Company during the Lock-Up Period (unless such announcement or filing shall prominently include a statement to the effect that no transfer of Class A Common Stock may be made under such plan during the Lock-Up Period); and (i) transfers or sales of shares of Class A Common Stock under a contract, instruction or plan in accordance with Rule 10b5-1 existing as of the date hereof.

The undersigned hereby agrees that, to the extent that the terms of this Lock-Up Agreement conflict with or are in any way inconsistent with any registration rights agreement to which the undersigned and the Company may be a party, this Lock-Up Agreement supersedes such registration rights agreement.

This agreement shall automatically terminate upon the earliest to occur of: (i) the Company advising the Representatives in writing prior to the execution of the Underwriting Agreement that it does not intend to proceed with the Public Offering, (ii) the termination of the Underwriting Agreement following its execution and before the closing of the Public Offering and (iii) November 30, 2018, if the Underwriting Agreement has not been executed by that date.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

[Signature Page Follows]

Very truly yours,

The undersigned’s name (if an individual):
(Print)

(Signature)

(Date)

The undersigned’s name (if other than an individual):
(Print)

By:
(Signature of authorized representative)

Its:
(Name and title of authorized representative)

(Date)

ANNEX A

LADDER CAPITAL CORP

CHIEF FINANCIAL OFFICER’S CERTIFICATE

November 13, 2018

The undersigned, the Chief Financial Officer of Ladder Capital Corp, a Delaware corporation (the “Company”), pursuant to Section 6(f) of the Underwriting Agreement, dated as of November 13, 2018 (the “Underwriting Agreement”), by and among the Company and Ladder Capital Finance Holdings LLLP, on the one hand, and the several underwriters named on Schedule I thereto, on the other, as representatives (the “Representatives”) of the several underwriters listed on Schedule I thereto (together with the Representatives, the “Underwriters”), providing for the sale to the Underwriters by the Company of up to an aggregate of 5,800,000 shares of the Company’s Class A common stock, $0.001 par value (including 870,000 shares subject to the Underwriters’ option to purchase additional shares)(the “Shares”), hereby certifies that he is authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company and not in any individual capacity, as follows:

(1) I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement and the General Disclosure Package; (2) in connection with the compilation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data; and (3) in the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Information does not fairly and accurately state the information presented therein in all material respects.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Company in connection with the offering of the Shares. Each of Kirkland & Ellis LLP, counsel to the Company, and Fried, Frank, Harris, Shriver & Jacobson LLP, counsel to the Underwriters, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 6(b) and 6(d), respectively, of the Underwriting Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has hereto signed his name as of the date first above written.

LADDER CAPITAL CORP

By:
Name:
Title:

[Signature Page to CFO’s Certificate]